UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

Devon Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

THREE MEMORIAL CITY PLAZA
840 GESSNER ROAD, SUITE 1400
HOUSTON, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 5, 2026, Devon Energy Corporation (the “Company” or “Devon”) filed a prospectus supplement (the “Prospectus Supplement”) to its previously filed automatic shelf registration statement on Form S-3 (333-294988) registering the issuance of up to an aggregate of 175,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”).

The Shares are issuable upon conversion of shares of 8 1/8 % Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share (“Coterra Preferred Stock”), of Coterra Energy Operating Co., plus additional shares that may be issued in connection with stock splits, stock dividends, anti-dilution provisions or other transactions. In connection with, and effective upon consummation of, the merger (the “Merger”) of Cubs Merger Sub, Inc., a wholly owned subsidiary of Devon, with and into Coterra Energy Inc., the parent of Coterra Energy Operating Co., the Certificate of Designations for the Coterra Preferred Stock was amended to provide for the issuance of Devon’s common stock upon conversion of the Coterra Preferred Stock.

The Company is filing this report to provide the legal opinion as to the validity of the Shares covered by the Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Prospectus Supplement.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

Date: June 5, 2026	/s/ Marcus G. Bolinder
Marcus G. Bolinder
Secretary